DREYFUS PREMIER VALUE FUND

     ARTICLES OF AMENDMENT


          Dreyfus Premier Value Fund, a business trust formed by an Agreement and Declaration of Trust dated July 24, 1985 pursuant to the laws of The Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of The Commonwealth of Massachusetts that:
          FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

          "Section 1.  Name.  This Trust shall be
known as 'Dreyfus Premier Value Equity
Funds.'"

          SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved at a meeting of the Trustees of the Trust on February 4, 1998 pursuant to
Article IX, Section 8 of the Agreement and Declaration of Trust.

          IN WITNESS WHEREOF, Dreyfus Premier Value Fund has caused these Articles to be filed in its name and on its behalf by its Trustees.

                         DREYFUS PREMIER VALUE FUND



                         By: /S/Joseph S. Dimartino
                            Joseph S. DiMartino, Trustee


                         By: /s/David W. Burke
                            David W. Burke, Trustee


                         By: /s/Diane Dunst
                            Diane Dunst, Trustee


                         By: /s/Rosalind Gersten Jacobs
                            Rosalind Gersten Jacobs, Trustee


                         By: /s/Jay I. Meltzer
                            Jay I. Meltzer, Trustee


                         By: /s/Daniel Rose
                            Daniel Rose, Trustee


                         By: /s/Warren B. Rudman
                            Warren B. Rudman, Trustee


                         By: /s/Sander Vanocur
                            Sander Vanocur, Trustee



STATE OF NEW YORK   )
                    :  ss:
COUNTY OF NEW YORK  )


          On this 4th day of February, 1998, before me personally appeared the above-named Trustees of the Trust, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that such Trustees had executed the same.



                          Notary Public


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